Exhibit 99.1

Misonix Files Form 10-K

Announcing Fiscal 2016 Financial Results

For Immediate Release

Corporate Contact	Investor Contact
Joe Dwyer	Joe Diaz
Misonix, Inc.	Lytham Partners
631-927-9113	602-889-9700
jdwyer@misonix.com	mson@lythampartners.com

FARMINGDALE, NY — February 9, 2017 — Misonix, Inc. (Nasdaq: MSON), a provider of minimally invasive therapeutic ultrasonic medical devices that enhance clinical outcomes, announced today the filing of Form 10-K with the Securities and Exchange Commission for the fiscal year ended June 30, 2016 and provided preliminary results for its second fiscal quarter ended December 31, 2016.

The Company has recently completed a voluntary internal investigation, assisted by outside legal counsel and accounting resources, into the business practices of the independent Chinese entity that previously distributed its products in China and the Company’s knowledge of those business practices, which may have implications under the Foreign Corrupt Practices Act, as well as into various internal control issues identified during the investigation. While the internal investigation is now complete, as previously reported, the Company reported to the SEC and the Department of Justice the business practices that were the subject of the Company’s investigation and the government’s investigation of these matters is on-going.  The Company has no information derived from the internal investigation or otherwise to suggest that its previously reported financial statements and results were incorrect. A restatement of prior financial results was not required.

Sales and net loss for fiscal year 2016 were consistent with the Company’s previous disclosure. The Company reported net sales of $23.1 million, an increase of 4.1% over the prior year and a net loss of $1.2 million, or $(0.15) per diluted share, compared with net income of $5.6 million, or $0.69 per diluted share, in the prior fiscal year. The Company’s cash balance at January 31, 2017 was $12.0 million.

Stavros Vizirgianakis, president and chief executive officer of Misonix, Inc., stated, “After an exhaustive internal investigation we are pleased to file Form 10-K for the year ended June 30, 2016. An important conclusion of the investigation is that our financial statements were accurate in all material respects and that a restatement was not necessary. Although the investigation uncovered material weaknesses in our internal control over financial reporting and our disclosure controls and procedures, the Form 10-K describes in detail the remediation measures that we have already taken to address these matters.”

“We are currently working diligently to complete our Form 10-Qs for the quarters ended September 30, 2016 and December 31, 2016, which we intend to file not later than March 13, 2017. While our second quarter 10-Q filing will be delayed, upon the filing of those two Form 10-Qs with the Securities and Exchange Commission, we will conduct a conference call to provide a comprehensive business update and review our vision for the Company in the coming years.”

Preliminary results for the second fiscal quarter ended December 31, 2016 are net sales of $6.0 million, compared with net sales of $6.0 million for the second fiscal quarter ended December 31, 2015. For the six months ended December 31, 2016, preliminary sales are $12.2 million, or 8.0% higher than for the first six months of the prior year of $11.3 million. Due to the delay and internal resource allocation associated with the filing of the Company’s 10-K, the Company is not in a position to provide preliminary net income data for the second fiscal quarter and the six months ended December 31, 2016.

Form 10-K for the fiscal year ended June 30, 2016 can be found on the Investor Relations section of the Misonix website at www.misonix.com.

About Misonix

Misonix, Inc. designs, develops, manufactures and markets therapeutic ultrasonic medical devices. Misonix's therapeutic ultrasonic platform is the basis for several innovative medical technologies. Addressing a combined market estimated in excess of $1.5 billion annually; Misonix's proprietary ultrasonic medical devices are used in spine surgery, neurosurgery, orthopedic surgery, wound debridement, cosmetic surgery, laparoscopic surgery, and other surgical and medical applications. Additional information is available on the Company's website at www.misonix.com

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain "forward looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, delays and risks associated with the performance of contracts, risks associated with international sales and currency fluctuations, uncertainties as a result of research and development, acceptable results from clinical studies, including publication of results and patient/procedure data with varying levels of statistical relevancy, risks involved in introducing and marketing new products, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, the timing of finding strategic partners and implementing such relationships, regulatory risks including approval of pending and/or contemplated 510(k) filings, the ability to achieve and maintain profitability in the Company's business lines, the impact of the pending investigation by the Department of Justice and Securities Exchange Commission, and other factors discussed in the Company's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company disclaims any obligation to update its forward-looking relationships.

Financial Tables to Follow

MISONIX, INC. and Subsidiaries

Consolidated Balance Sheets

(unaudited)

	June 30,	June 30,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$9,049,327	$9,623,749

Accounts receivable, less allowance for doubtful accounts of $96,868 and$126,868, respectively	3,869,427	4,481,247
Inventories, net	5,822,935	4,303,163
Prepaid expenses and other current assets	530,564	441,562
Deferred income tax		2,118,716
Total current assets	19,272,253	20,968,437

Property, plant and equipment, net of accumulated amortization and depreciation of
$6,976,282 and $5,672,287, respectively	2,492,815	2,056,600
Patents, net of accumulated amortization of $885,394 and $791,551, respectively	604,916	566,028
Goodwill	1,701,094	1,701,094
Intangible and other assets	266,603	388,377
Deferred income tax	3,394,690	773,712
Total assets	$27,732,371	$26,454,248

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$1,402,797	$1,147,414
Accrued expenses and other current liabilities	1,887,337	1,532,094
Total current liabilities	3,290,134	2,679,508

Deferred lease liability	9,262	-
Deferred income	31,685	20,395
Total liabilities	3,331,081	2,699,903

Commitments and contingencies

Shareholders' equity:
Common stock, $.01 par value-shares authorized 20,000,000; 7,948,234 and 7,869,095
shares issued and 7,809,385 and 7,744,113 shares outstanding, respectively	79,482	78,691
Additional paid-in capital	32,502,521	30,531,129
Accumulated deficit	(7,081,361)	(5,909,215)
Treasury stock, at cost, 138,849 and 124,982 shares, respectively	(1,099,352)	(946,260)
Total shareholders' equity	24,401,290	23,754,345
Total liabilities and shareholders' equity	$27,732,371	$26,454,248

MISONIX, INC. and Subsidiaries

Consolidated Statements of Operations

(unaudited)

	For the years ended
	June 30,
	2016	2015	2014

Net sales	$23,113,194	$22,204,578	$17,060,435
Cost of goods sold, exclusive of depreciation from consigned product	7,611,240	7,280,276	5,933,867
Gross profit	15,501,954	14,924,302	11,126,568

Operating expenses:
Selling expenses	12,296,085	9,062,695	7,272,726
General and administrative expenses	7,364,910	5,983,623	4,691,055
Research and development expenses	1,670,347	1,592,923	1,711,751
Total operating expenses	21,331,342	16,639,241	13,675,532
Loss from operations	(5,829,388)	(1,714,939)	(2,548,964)

Other income (expense):
Interest income	81	75	69
Royalty income and license fees	3,948,757	4,256,321	3,725,436
Other	(21,878)	(22,033)	(19,331)
Total other income	3,926,960	4,234,363	3,706,174

(Loss)/income from continuing operations before income taxes	(1,902,428)	2,519,424	1,157,210

Income tax (benefit)/expense	(573,351)	(2,784,632)	30,630

Net (loss)/income from continuing operations	(1,329,077)	5,304,056	1,126,580
Discontinued operations:
Income from discontinued operations net of tax expense of $0, $1,127 and $235, respectively	-	17,115	19,666
Gain from sale of discontinued operations net of tax expense of $93,069, $0 and $2,947, respectively	156,931	250,000	247,053
Net income from discontinued operations	156,931	267,115	266,719
Net (loss)/income	$(1,172,146)	$5,571,171	$1,393,299

Net (loss)/income per share from continuing operations - Basic	$(0.17)	$0.70	$0.15
Net income per share from discontinued operations - Basic	0.02	0.04	0.04
Net (loss)/income per share - Basic	$(0.15)	$0.74	$0.19

Net (loss)/income per share from continuing operations - Diluted	$(0.17)	$0.66	$0.15
Net income per share from discontinued operations - Diluted	0.02	0.03	0.04
Net (loss)/income per share - Diluted	$(0.15)	$0.69	$0.19

Weighted average shares - Basic	7,776,949	7,580,450	7,232,004
Weighted average shares - Diluted	7,776,949	8,094,119	7,467,592